UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Chief Financial Officer.  Effective July 9, 2015, Paul F. Jansen has resigned as the Chief Financial Officer and as the Chief Accounting Officer of ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA).  Mr. Jansen had also been designated as the Company’s principal financial officer and principal accounting officer.

(c)           Appointment of Certain Officers.  The board of directors of the Company (the “Board”) has designated Terry Hobbs, currently serving as the Controller & Treasurer of the Company, as the Company’s principal financial officer.  Ms. Hobbs will continue to serve as the Company’s Controller & Treasurer.

Ms. Hobbs, age 59, joined ZaZa Energy in June 2010 as Controller of E&P operations. Ms. Hobbs has over 25 years of accounting experience in the oil & gas industry in both domestic (US GAAP) and international (IFRS) accounting principles.

Prior to joining ZaZa Energy, Ms. Hobbs spent 20 years with TOTAL E&P USA, Inc. (“TOTAL USA”), a U.S. subsidiary of TOTAL SA, an international oil & gas company, where she was Manager of Financial Reporting, Treasury and Consolidation.  Ms. Hobbs was TOTAL USA’s Manager of Consolidation for the U.S., which included over 40 subsidiaries involved in oil & gas exploration and production, trading, specialty chemicals and petrochemicals. She was the U.S. audit liaison with external auditors for US GAAP and IFRS reporting. Ms. Hobbs was also responsible for forecasting, budgeting and acquisitions and divestments.

Ms. Hobbs also served as the Controller for Dune Energy, Inc. (“Dune”), an independent exploration and development company with operations focused along the Louisiana and Texas Gulf Coast.  Her responsibilities included preparation of SEC reports for quarterly and annual reporting requirements, including Management’s Discussion and Analysis and footnote disclosures. She also served as liaison with the outside audit firm for the quarterly reviews and the year-end audit. Ms. Hobbs was responsible for acquisition purchase price accounting, settlement statements for divestments and the selection and implementation of the accounting software system.

Ms. Hobbs graduated from the University of Houston with a Bachelor of Business Administration in Accounting.

The Board has appointed Charles Ngo, CPA, currently serving as the Director Financial Reporting of the Company, as the Company’s Chief Accounting Officer.  Mr. Ngo, age 32, joined ZaZa Energy in May 2013 as Financial Reporting Manager.  Mr. Ngo has over 10 years of auditing and accounting experience within the oil and gas industry.

Prior to joining ZaZa Energy, Mr. Ngo worked as Senior Financial Reporting Specialist for Crimson Exploration Inc. (“Crimson”), a publicly traded oil and gas company with operations focused in the onshore U.S. Gulf Coast, Texas, and Colorado regions.  His responsibilities included the preparation of monthly, quarterly, and annual financial statements and assisting with various filings with the SEC.  Prior to Crimson, Mr. Ngo worked at Remora Energy International, L.P. as Senior Technical & Financial Reporting Accountant focused on preparing complex technical accounting computations for both Corporate and international reporting offices, and Senior Associate with Ernst & Young LLP where he served as auditor for several public and private clients in the oil and gas industry.

Mr. Ngo graduated from the University of Houston with a Bachelor of Business Administration in Accounting and a Master of Science in Accountancy, and is a certified public accountant licensed to practice in the State of Texas.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 15, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

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